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                                                                    EXHIBIT 8.1



                                October 13, 1999

East Coast Power L.L.C.
711 Louisiana Street
Houston, Texas 77002

Ladies and Gentlemen:

         We participated in the preparation of the Registration Statement on Form S-4 dated June 25, 1999 (and all subsequent amendments) filed with the Securities and Exchange Commission by East Coast Power L.L.C. (the "Company") with respect to the Company's offer to exchange 6.737% Series B Senior Secured Notes Due 2008, 7.066% Series B Senior Secured Notes Due 2012 and 7.536% Series B Senior Secured Notes Due 2017 for all outstanding 6.737% Series A Senior Secured Notes Due 2008, 7.066% Series A Senior Secured Notes Due 2012 and 7.536% Series A Senior Secured Notes Due 2017, respectively (the "Registration Statement")(1), including the discussion set forth in the Registration Statement under the heading "United States Income Tax Considerations". The discussion and the legal conclusions with respect to United States federal income tax matters set forth therein reflect our opinion, and we believe they are accurate and complete in all material respects.

         Our opinion is based and conditioned upon the initial and continuing accuracy of the facts and assumptions set forth in the Registration Statement. Our opinion is also based upon provisions of the United States Internal Revenue Code of 1986, as amended, regulations promulgated or proposed thereunder and interpretations thereof by the Internal Revenue Service and the courts, all as of the date of the Registration Statement, all of which are subject to change with prospective or retroactive effect, and our opinion could be adversely affected or rendered obsolete by any such change.

         We hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as part of the Registration Statement. This consent does not constitute an admission that we are "experts" within the meaning of such term as used in the Securities Act of 1933.

                                             Very truly yours,

                                             /s/ VINSON & ELKINS L.L.P.
                                             VINSON & ELKINS L.L.P.

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  (1)  All capitalized terms used but not defined herein have the meaning ascribed to them in the Registration Statement.